Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GSI Technology, Inc.

Sunnyvale, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S8 (No. 333-144140 and 333-219798)  of GSI Technology, Inc. of our reports dated June 1, 2018, relating to the consolidated financial statements and the effectiveness of GSI Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

 /s/ BDO USA, LLP

San Jose,  California

June 1, 2018